Exhibit 10.2


                           STOCK REPURCHASE AGREEMENT

         This STOCK REPURCHASE AGREEMENT (this "Agreement"), dated as of January 19, 2006, by and between GP STRATEGIES CORPORATION, a Delaware corporation ("GPX"), and BEDFORD OAK PARTNERS, L.P., a Delaware limited partnership ("Bedford").

         WHEREAS, Bedford owns 2,131,500 shares of GPX's Common Stock, par value $0.01 per share ("Common Stock"), and 300,000 shares of GPX's Class B Capital Stock, par value $0.01 per share ("Class B Stock");

         WHEREAS, GPX believes it would be in the best interests of GPX and its stockholders if GPX were to restructure its capital structure into only one class of common stock by repurchasing and/or exchanging upon satisfactory terms and conditions and thereby retiring all of the outstanding shares of Class B Stock owned by Bedford and the other holders thereof;

         WHEREAS, GPX therefore approached Bedford to determine whether Bedford would sell the Class B Stock to GPX;

         WHEREAS, Bedford expressed its willingness to sell the Class B Stock to GPX provided GPX also purchased from Bedford 1,031,500 shares of Common Stock owned by Bedford (together, the "Shares Sold");

         WHEREAS, in connection with the Shares Sold, Bedford expressed its willingness to sell 750,000 shares of Common Stock owned by Bedford to funds affiliated with Pequot Capital Management, Inc. ("Pequot") for a price per share equal to $6.80 (the "Pequot Sale");

         WHEREAS, in connection with the foregoing, a Special Committee of the GPX Board of Directors (the "Special Committee") was formed that excluded, among others, Harvey P. Eisen;

         WHEREAS, the Special Committee and Bedford have negotiated on an arms-length basis for the sale and purchase of the Shares Sold upon the terms and conditions herein provided, and the Special Committee has determined that such terms and conditions are in the best interests of GPX and its stockholders;

         WHEREAS, Bedford desires to sell to GPX, and GPX desires to purchase from Bedford, all of the Shares Sold upon the terms and conditions herein provided;

         WHEREAS, concurrently with the execution and delivery of this Agreement, Bedford and Pequot are executing and delivering a Stock Purchase Agreement with respect to the Pequot Sale and the closing under such Stock Purchase Agreement will occur contemporaneously with the Closing (as defined below);



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         NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.  Purchase of Shares Sold.

            1.1 Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, Bedford agrees to sell to GPX, and GPX agrees to purchase from Bedford, (a) the 1,031,500 shares of Common Stock owned by Bedford for a price per share equal to $6.80; and (b) the 300,000 shares of Class B Stock owned by Bedford for a price per share equal to $8.30. The aggregate purchase price for the Shares Sold to be paid by GPX to Bedford shall be $9,504,200 ("Purchase Price"). Following such sale by Bedford to GPX and the Pequot Sale, Bedford will own 350,000 shares of Common Stock and no shares of Class B Stock.

            1.2 The closing of the purchase and sale of the Shares Sold (the "Closing") shall be held at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, at 10:00 A.M., local time on the date hereof.

            1.3 At the Closing, Bedford shall deliver to GPX the certificate or certificates representing the Shares Sold, accompanied by a stock power endorsed in blank.

            1.4 At the Closing, GPX shall pay an amount equal to the Purchase Price, by wire transfer of immediately available funds, to an account of Bedford previously furnished to GPX.

        2. Representations and Warranties of Bedford. Bedford hereby represents and warrants to, and agrees with GPX, that:

            2.1 Existence and Power. Bedford has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to execute and deliver this Agreement and consummate the transactions and perform each of its obligations contemplated hereby.

            2.2 Authority. The execution and delivery of this Agreement by Bedford, the consummation by Bedford of each of the transactions and the performance by Bedford of each of its obligations contemplated hereby have been duly and properly authorized by all necessary action on the part of Bedford. This Agreement has been duly executed and delivered by Bedford and constitutes the valid and legally binding obligation of Bedford, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            2.3 Ownership of the Shares Sold. Bedford is the record and beneficial owner of the Shares Sold, and owns the Shares Sold free and clear of any lien and any other limitation or restriction, and will transfer and deliver to GPX at the Closing valid title to the Shares Sold, free and clear of any lien and any such other limitation or restriction.



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            2.4 No Conflicts and Consents. The execution and delivery of this
Agreement by Bedford and the consummation of each of the transactions and the performance of each of the obligations contemplated hereby do not (a) conflict with or violate (whether with or without notice or a lapse of time or both) its organizational documents or any agreement to which it is a party or any law or order applicable to it; or (b) require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity (other than any filing required under Section 13(a) or (d), 14, 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended). In this Agreement, "Governmental Entity" shall mean any court, administrative agency, commission or other governmental authority or instrumentality, whether domestic (federal, state or local) or foreign.

            2.5 Due Diligence; Access to Information. Bedford has the knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the sale of the Shares Sold. Bedford has been afforded adequate opportunity (i) to perform due diligence and ask such questions as Bedford has deemed necessary of, and to receive answers from, representatives of the Company concerning the operations and prospects of the Company; (ii) to obtain such additional information that the Company possesses or can acquire that Bedford deems necessary or appropriate to receive to form a decision on whether to sell the Shares Sold and enter into this Agreement; and (iii) to investigate and appraise the fair market value of the Company and the Shares Sold.

            2.6 Independent Transaction. The decision by Bedford to enter into this Agreement and to sell the Shares Sold contemplated hereby has been made independent of the transactions described under subsections (a), (b) and (c) of
Section 4.1 hereof.

        3. Representations and Warranties of GPX. GPX hereby represents and warrants to, and agrees with Bedford, that:

            3.1 Existence and Power. GPX has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions and perform each of its obligations contemplated hereby.

            3.2 Authority. The execution and delivery of this Agreement by GPX, the consummation by GPX of each of the transactions and the performance by GPX of each of its obligations contemplated hereby have been duly and properly authorized by all necessary corporate action on the part of GPX. This Agreement has been duly executed and delivered by GPX and constitutes the valid and legally binding obligation of GPX, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            3.3 No Conflict or Consents. The execution and delivery of this Agreement by GPX and the consummation of each of the transactions and the performance of each of the obligations contemplated hereby do not (a) conflict with or violate (whether with or without notice or a lapse of time or both) its


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organizational documents or any agreement to which it is a party or any law or order applicable to it; or (b) require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity (other than any filing required under Section 13(a) or (d), 14, 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended).

        4. Conditions to Closing. The respective obligations of GPX and Bedford hereunder are subject to the accuracy of the representations and warranties contained herein, and to each of the following additional terms and conditions:

            4.1 Concurrent Transactions. At the Closing, (a) EGI-Fund (02-04) Investors, L.L.C. ("EGI") shall have executed and delivered a Stock Repurchase Agreement, dated the date hereof and in form and substance satisfactory to GPX, and GPX shall have received an original copy thereof, duly executed by EGI with respect to the sale by EGI to GPX of all of EGI's shares of Common Stock and Class B Stock, at prices per share no greater than the prices per share specified in Section 1.1 hereof; (b) Jerome I. Feldman ("Feldman") shall have executed and delivered a Stock Exchange Agreement, dated the date hereof and in form and substance satisfactory to GPX, and GPX shall have received an original copy thereof, duly executed by Feldman with respect to the exchange by Feldman of all his shares of Class B Stock at a rate of one share of Class B Stock for one share of Common Stock; and (c) Martin M. Pollak ("Pollak") shall have executed and delivered a Stock Exchange Agreement, dated the date hereof and in form and substance satisfactory to GPX, and GPX shall have received an original copy thereof, duly executed by Pollak with respect to the exchange by Pollak of all his shares of Class B Stock at a rate of one share of Class B Stock for one share of Common Stock. Taken together, this Agreement and the agreements described in (a), (b) and (c) of this subsection shall have the effect of eliminating all outstanding shares of Class B Stock.

        5. Miscellaneous.

            5.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission)and shall be given,

         If to GPX, to:    GP Strategies Corporation
                           777 Westchester Avenue
                           White Plains, New York  10604
                           Attn: Andrea Kantor, Executive Vice President and General Counsel
                           Fax: (914) 249-9745

         If to Bedford, to:

                           Bedford Oak Management, LLC
                           100 South Bedford Road
                           Mt. Kisco, New York 10549
                           Attn: Harvey Eisen
                           Fax:  (914) 242-5798

                           With a copy to:



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                           Willkie Farr & Gallagher LLP
                           787 Seventh Avenue
                           New York, New York 10019
                           Attn: Daniel Schloendorn
                           Fax: (212) 728-8111

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof. By notice given in accordance with this Section 5.1 to the other party, any party may change its address for the receipt of notices under this Agreement.

            5.2 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            5.3 Agreement to Cooperate; Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including providing information and using reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, and effecting all necessary registrations and filings. In case at any time after the Closing any further action is necessary or desirable for GPX to purchase the Shares Sold from Bedford or otherwise to carry out the purposes of this Agreement, the parties shall execute such further documents and shall take such further action as shall be necessary or desirable to effect such purchase and to otherwise carry out the purposes of this Agreement, in each case to the extent not inconsistent with applicable law.

            5.4 Expenses. Each of GPX and Bedford shall pay its own expenses incurred in connection with the transactions contemplated hereby.

            5.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without reference to its conflict of laws principles.

            5.7 Public Announcements. Each party agrees that, except as may be required by applicable law or any listing agreement with any national securities exchange, such party will not issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without obtaining the prior consent of the other party; provided that the foregoing shall not prohibit Bedford from disclosing the existence of this Agreement and the terms of the transactions contemplated hereby to its limited partners.


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            5.8 Section Headings. The captions and headings appearing at the beginning of the various sections of this Agreement are for convenience of reference only and shall not be given any effect whatsoever in the construction or interpretation of this Agreement.

5.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by the delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any party that delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other party; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.


                                  GP STRATEGIES CORPORATION


                                  Name:   Andrea D. Kantor
                                  Title:  Executive Vice President and
                                          General  Counsel


                                  BEDFORD OAK PARTNERS, L.P.

                                  Name:     Harvey P. Eisen
                                  Title:    Managing Member



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